UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – March 21, 2007

FIRST HORIZON NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

TENNESSEE	001-15185	62-0803242
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of principal executive offices)	(Zip Code)

Corporation’s telephone number, including area code - (901) 523-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Corporation under any of the following provisions (see General Instruction A.2. below):

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
ARRANGEMENTS OF CERTAIN OFFICERS.

(e)     On January 29, 2007, the Board of Directors of the Corporation accepted J. Kenneth Glass’s tender of retirement from the positions of Chairman of the Board, Chief Executive Officer, and President of the Corporation and its bank subsidiary First Tennessee Bank National Association (the “Bank”), effective immediately at that time. That action and certain related events were the subject of the Corporation’s Current Report on Form 8-K dated January 29, 2007.

On March 21, 2007, the Corporation entered into a Retirement Agreement with Mr. Glass. All key terms of the Retirement Agreement were approved by the Board on January 29, 2007 and were reported in the Corporation’s Current Report on Form 8-K dated January 29, 2007. The form of the Retirement Agreement is filed as Exhibit 10.7(l) with this Report.

Principal Terms of Retirement Agreement:

  Mr. Glass will remain with the company in a transition role until his retirement and will work closely with the Chairman of the Board and Mr. Baker. Mr. Glass also will provide consulting services to the company from his retirement until December 31, 2007. The Corporation will pay him a total of $600,000 for those consulting services.
  The terms of Mr. Glass’s outstanding equity awards are not changed, except for one Special Award discussed in the next bullet. The failure to change outstanding awards means that all restricted shares and LTIP awards unvested at retirement, and all stock options granted in 2006, will be forfeited upon retirement except for a portion of the Special Award. Other option awards will continue to remain outstanding in accordance with their terms.
  One award granted to Mr. Glass in 2003 in connection with a promotion (“Special Award”) is to be treated differently from other outstanding equity awards. Mr. Glass’s Special Award was 50,000 shares of restricted stock. Those shares were scheduled to vest 50% later this year, in 2007, and 50% in 2009. A pro-rata portion of the 2007 tranche will vest at retirement, consisting of 23,750 shares, and the remainder of the Special Award will be forfeited at retirement.
  For purposes of the Corporation’s Pension Plan and Pension Restoration Plan, Mr. Glass will be treated at retirement as if he were age 65. Mr. Glass will be age 60 at retirement. At retirement Mr. Glass will have 33 years of credited service under those plans; those years are not adjusted. Without the age adjustment, Mr. Glass would have qualified at retirement for a combined annual pension benefit under those plans of approximately $319,820. With the age adjustment, Mr. Glass’s annual benefit is expected to increase by approximately $115,275. Pension Plan benefits are scheduled to commence after retirement in 2007. To comply with certain tax regulations, monthly basic and additional benefit payments under the Restoration Plan will be delayed until July 2008 and delayed benefit payments will be paid in a lump sum when monthly payments begin. Mr. Glass retains the right under the respective Plans to make certain lump-sum, marital, and other payment elections under the Plans that could alter the timing of payments and the total amounts actually paid; the Agreement does not affect those Plan provisions.
  For purposes of the Corporation’s Directors and Executives Deferred Compensation Plan (“D&E Plan”), Mr. Glass will be treated at retirement as if he were age 65. The D&E Plan has not accepted new deferrals since 1995, but Mr. Glass has a balance under the Plan. Under the D&E Plan, early retirement (before age 65) would have subjected Mr. Glass to the risk of a recalculation of his account balance in such a way that the balance could have been reduced to zero. The Agreement provides that Mr. Glass’s balance will not be re-calculated as a result of his early retirement. Mr. Glass’s balance at January 1, 2007 was $771,177; no change in the balance is expected as of his retirement date since interest accrues annually. The D&E Plan currently pays ordinary interest on balances at 13% per annum. That interest rate, within the context of the entire Plan, has been established at a level intended to provide both retention and long-term non-compete incentives, and is expected to continue to provide a non-compete incentive for Mr. Glass. Under the Plan, Mr. Glass’s balance is required to be distributed in monthly installments beginning in January 2012 over a period of 15 years.
  The Agreement acknowledges that certain prior benefits and awards are not affected by the Agreement, though they may be affected by Mr. Glass’s termination of employment in accordance with their respective terms. Among other things, those other matters relate to the Corporation’s survivor benefit plan, 401(k) plan, previously-earned deferred compensation unrelated to the D&E Plan, and outstanding stock options granted prior to 2006.
  Mr. Glass has agreed to comply with certain confidentiality and other covenants, and has given the Company a release.

As provided by applicable law, Mr. Glass has certain limited revocation rights that expire seven days after signing the Agreement.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit #	Description
10. 7(l)	Conformed copy of J. Kenneth Glass Retirement Agreement.

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 5.02 will be filed as exhibits not later than the Corporation’s quarterly report on Form 10-Q applicable to the quarter ending March 31, 2007, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

In the agreement referred to in Item 5.02, each party makes representations and warranties to the other party. Those representations and warranties are made only to and for the benefit of that other party in the context of a business contract. They are subject to contractual materiality standards. Exceptions to such representations and warranties may be partially or fully waived by such parties in their discretion. No such representation or warranty may be relied upon by any other person for any purpose.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON NATIONAL CORPORATION

Date: March 22, 2007	By: /s/ Marlin L. Mosby III
Name: Marlin L. Mosby III
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit #	Description
10.7(l)	Conformed copy of J. Kenneth Glass Retirement Agreement.

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 5.02 will be filed as exhibits not later than the Corporation’s quarterly report on Form 10-Q applicable to the quarter ending March 31, 2007, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

In the agreement referred to in Item 5.02, each party makes representations and warranties to the other party. Those representations and warranties are made only to and for the benefit of that other party in the context of a business contract. They are subject to contractual materiality standards. Exceptions to such representations and warranties may be partially or fully waived by such parties in their discretion. No such representation or warranty may be relied upon by any other person for any purpose.